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                        THE INTERSIL HOLDING CORPORATION
                          EMPLOYEE STOCK PURCHASE PLAN
                          (Effective February 25, 2000)

I.       PURPOSE OF THE PLAN

         This Plan is intended to promote the interests of Intersil Holding Corporation (the "Corporation") by providing eligible employees with the opportunity to acquire a proprietary interest in the Corporation through participation in a payroll-deduction based employee stock purchase plan designed to qualify under Section 423 of the Code.

II.      Capitalized terms herein shall have the following meanings:

         A. "Compensation" shall mean the total earnings paid to a Participant by one or more Participating Corporations during such individual's period of participation in the Plan, plus any pre-tax contributions made by the Participant to any Code Section 401(k) salary deferral plan or any Code Section 125 cafeteria benefit program now or hereafter established by the Corporation or any Corporate Affiliate; provided that Compensation shall not include the following items of compensation:

            (i) any extraordinary income compensation of a non-recurring nature;

            (ii) any award made or amount paid pursuant to an employer's equity-based compensation arrangement including, but not limited to, performance shares, stock options (including any exercise thereof), restricted stock, stock appreciation rights (including any exercise thereof), and dividend equivalents;

            (iii) severance pay or special retirement pay;

            (iv) imputed compensation, such as employer-paid group insurance premiums; and

            (v) reimbursements or other allowances for automobile, relocation, tax-equalization, travel or educational expenses.

          B.   "Board" shall mean the Corporation's Board of Directors.

          C.   "Code" shall mean the Internal Revenue Code of 1986, as amended.

          D. "Committee" shall mean the committee described in Article III below.

          E.   "Common Stock" shall mean the Corporation's common stock.

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          F. "Corporate Affiliate" shall mean any parent or subsidiary corporation of the Corporation (as determined in accordance with Code Section
424), whether now existing or subsequently established.

          G. "Corporate Transaction" shall mean either of the following stockholder-approved transactions to which the Corporation is a party: (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Corporation in complete liquidation or dissolution of the Corporation.

          H. "Corporation" shall mean Intersil Holding Corporation, a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of Intersil Holding Corporation which shall by appropriate action adopt the Plan.

          I. "Effective Date" shall mean February 25, 2000. Any Corporate Affiliate which becomes a Participating Corporation after such Effective Date shall designate a subsequent Effective Date with respect to its employee-Participants.

          J. "Eligible Employee" shall mean any employee on active payroll status who is employed by a Participating Corporation on such terms that he or she is regularly expected to render more than twenty (20) hours of service per week for more than five (5) months per calendar year for earnings considered wages under Section 3401(a) of the Code, with the exception of Five-Percent Owners, as defined in Article II.M. below.

          K. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          L. "Fair Market Value" per share of Common Stock as of a particular date means (i) if the shares of Common Stock are then listed on a national stock exchange, the closing sales price per share of Common Stock on the exchange for the last preceding date on which there was a sale of such shares on such exchange, as determined by the Committee, (ii) if shares of Common Stock are not then listed on a national stock exchange but are then traded on an over-the-counter market, the average of the closing bid and asked prices for such shares in such over-the-counter market for the last preceding date on which there was a sale of such shares in such market, as determined by the Committee, or (iii) if shares of Common Stock are not then listed on a national stock exchange or traded on an over-the-counter market, such value as the Committee in its discretion may in good faith determine; provided that, where the shares of Common Stock are so listed or traded, the Committee may make such discretionary determinations where the shares have not been traded for 10 trading days. Notwithstanding the foregoing, upon the date of an initial public offering of the Common Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended, the "Fair Market Value" per share of Common Stock means the price at which such stock is initially offered by the Company in such public offering.

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          M. "Five-Percent Owner" shall mean any individual who would, immediately after the grant of purchase rights, as described in Article VIII.A., own (within the meaning of Code Section 424(d)) or hold outstanding options or other rights to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation or any Corporate Affiliate.

          N. "Participant" shall mean any Eligible Employee of a Participating Corporation who is actively participating in the Plan.

          O. "Participating Corporation" shall mean the Corporation and such Corporate Affiliates as may be authorized from time to time by the Board to extend the benefits of the Plan to their Eligible Employees. The Participating Corporations in the Plan are listed in the attached Schedules, which may be amended from time to time.

          P. "Plan" shall mean the Corporation's Employee Stock Purchase Plan, as set forth in this document.

          Q. "Purchase Date" shall mean the last business day of each purchase period, i.e., the last business day of September and March of each year in which the Plan is maintained by the Corporation.

III.     ADMINISTRATION OF THE PLAN

         The Plan shall be administered by the Board, or by a Committee appointed by the Board. All references to the Committee herein shall apply to the Board in the event that no Committee is appointed pursuant to this Article. Such Committee shall, at such times as the Common Stock is registered pursuant to Section 12 of the Exchange Act, consist of at least two individuals each of whom shall be a "nonemployee director" as defined in Rule 16b-3 as promulgated by the Securities and Exchange Commission ("Rule 16b-3") under the Exchange Act and shall, at such times as the Company is subject to Section 162(m) of the Code (to the extent relief from the limitation of Section 162(m) of the Code is sought with respect to purchase rights offered hereunder), qualify as "outside directors" for purposes of Section 162(m) of the Code and related Treasury regulations. The acts of a majority of the members present at any meeting of the Committee at which a quorum is present, or acts approved in writing by a majority of the entire Committee, shall be the acts of the Committee for purposes of the Plan. If and to the extent applicable, no member of the Committee may act as to matters under the Plan specifically relating to such member. The Committee shall have full authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of Code Section 423. Decisions of the Committee shall be final and binding on all parties having an interest in the Plan.

IV.      STOCK SUBJECT TO PLAN

         A. Number of Shares. The stock purchasable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares of Common Stock

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purchased on the open market. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed 1,333,334 shares.

         B. Adjustments. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and class of securities issuable under the Plan, (ii) the maximum number and class of securities purchasable per Participant on any one Purchase Date and (iii) the number and class of securities and the price per share in effect under outstanding purchase rights in order to prevent the dilution or enlargement of benefits thereunder.

V.       PURCHASE PERIODS

         A. Shares of Common Stock shall be offered for purchase under the Plan through a series of successive purchase periods until the earlier of such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been terminated.

         B. Except for the initial purchase period, each purchase period shall have a duration of six (6) months. Purchase periods shall run from April 1st to September 30th and from October 1st to March 31st; provided that the first purchase period shall begin on February 25, 2000 and end on September 30, 2000.

VI.      ELIGIBILITY

         A. Each individual who is an Eligible Employee shall be eligible to participate in the Plan on the start date of any purchase period under the Plan.

         B. To participate in the Plan for a particular purchase period, the Eligible Employee must complete the telephonic enrollment procedure prescribed by the Committee (or its designate), at the time specified by such procedures. Such telephonic enrollment will include authorizing payroll deductions as described in Article VII below. An Eligible Employee's election to participate in the Plan for a particular purchase period shall apply to subsequent purchase periods, unless revoked by the Eligible Employee, as provided in Articles VII and VIII.

VII.     PAYROLL DEDUCTIONS

         A. Election and Revocation. The payroll deduction authorized by the Participant for purposes of acquiring shares of Common Stock under the Plan may be any multiple of one percent (1%) of the Compensation paid to the Participant during each purchase period, up to a maximum of ten percent (10%). The deduction rate so authorized shall continue in effect for the entire purchase period. The rate of payroll deduction may not be increased or decreased during the purchase period. However, the Participant may, at any time during a purchase period, revoke his or her payroll deduction election by using the telephonic procedures prescribed by the


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Committee. The revocation shall become effective as soon as possible following the completion of such telephonic procedure. The revocation of a payroll deduction election results in the termination of the Participant's outstanding purchase rights, as provided in Article VIII.F.i below.

         B. Beginning Date. Payroll deductions shall begin on the first pay period following the start date of the purchase period and shall (unless sooner terminated by the Participant) continue through the pay period ending with or immediately prior to the last day of the purchase period. The amounts so collected shall be credited to the Participant's book account under the Plan, but no interest shall be paid on the balance outstanding from time to time in such account. The amounts collected from the Participant shall not be held in any segregated account or trust fund and may be commingled with the general assets of the Corporation and used for general corporate purposes.

         C. Ending Date. Payroll deductions shall automatically cease upon the termination of the Participant's purchase rights in accordance with the provisions of the Plan.

         D. No Further Obligation. Subject to the limitations set forth in Articles VIII.D and IX below, the Participant's acquisition of Common Stock under the Plan on any Purchase Date shall neither limit nor require the Participant's acquisition of Common Stock on any subsequent Purchase Date.

VIII.             PURCHASE RIGHTS

         A. Grant of Purchase Rights. A Participant shall be granted a separate purchase right on the start date of each purchase period in which he or she elects to participate. Such purchase right shall provide the Participant with the right to purchase shares of Common Stock on the Purchase Date upon the terms set forth below. Under no circumstances shall a purchase right be granted under the Plan to any Eligible Employee if such individual would immediately after the grant be a Five-Percent Owner, as defined in Article II.M..

         B. Exercise of the Purchase Rights. Purchase rights shall be automatically exercised on the Purchase Date, and shares of Common Stock shall accordingly be purchased on behalf of each Participant (other than any Participant whose payroll deductions have previously been refunded in accordance with Section VIII.F. below) on such date. The purchase shall be effected by applying the Participant's payroll deductions for the purchase period ending on such Purchase Date to the purchase of shares of Common Stock (subject to the limitation on the maximum number of shares purchasable per Participant on any one Purchase Date) at the purchase price in effect for that purchase period.

         C. Purchase Price. Unless otherwise provided by the Committee, the purchase price per share at which Common Stock will be purchased on the Participant's behalf on each Purchase Date shall be eighty-five percent (85%) of the lower of (i) the Fair Market Value per share of Common Stock on the start date of the purchase period or (ii) the Fair Market Value per share of Common Stock on the applicable Purchase Date.


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         D. Number of Shares Which May Be Purchased. The number of shares of
Common Stock which will be purchased by a Participant on each Purchase Date shall be that number of shares (including fractional shares) obtained by dividing the amount collected from the Participant through payroll deductions during the purchase period ending with that Purchase Date by the purchase price in effect for that Purchase Date. However, the maximum number of shares of Common Stock purchasable per Participant on any one Purchase Date shall not exceed 16,667 shares, subject to periodic adjustments as provided in Article IV.B. and subject to the limitation in Article IX.

         E. Excess Payroll Deductions. Any payroll deductions not applied to the purchase of Common Stock by reason of the limitation on the maximum number of shares purchasable by the Participant on the Purchase Date shall be held for the purchase of shares of Common Stock for the Participant on the next Purchase Date.

         F. Termination of Payroll Deductions During a Purchase Period. The following provisions shall govern the termination of payroll deduction elections during a purchase period rights:

            (i) A Participant may, at any time before the last two weeks of a purchase period, terminate his or her payroll deductions by revoking his or her payroll deduction election through the telephonic procedure described above, and no further payroll deductions shall be collected from the Participant during the purchase period in which such revocation is made (or the purchase period immediately following such purchase period). Any payroll deductions collected during the purchase period in which a revocation of payroll deduction election occurs shall, at the Participant's election, be refunded in cash or held for the purchase of shares of Common Stock on the Purchase Date applicable to such purchase period. If no such election is made at the time such revocation occurs, then the payroll deductions collected with respect to the purchase period in which the revocation occurs shall be refunded to the Participant.

            (ii) The termination of a payroll deduction election shall be irrevocable, and the Participant may not subsequently rejoin the purchase period in which the revocation was made. In addition, the Participant may not make payroll deduction contributions in the purchase period immediately following the purchase period in which such a revocation occurred. In order to resume payroll deductions in any subsequent purchase period, such individual must re-enroll in the Plan on or before the start date of the next purchase period in which he or she may participate.

            (iii) Should the Participant cease to remain an Eligible Employee for any reason (including death or disability) while his or her purchase rights are outstanding, then such Participant's right to continue payroll deduction contributions shall immediately terminate, and all of the Participant's payroll deductions accumulated prior to such termination shall, at the election of the Participant (or, in the event of the Participant's death, the personal representative of the Participant's estate), be refunded or held for the purchase of shares of Common Stock on the next Purchase Date. If no such election is made prior to the next Purchase Date, then such accumulated payroll deductions shall be refunded to the Participant or beneficiary, as applicable.


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            (iv) Should the Participant cease to remain in active service by reason of an approved leave of absence, then the Participant shall have the right described in Article VIII.F.i above to elect to withdraw all the payroll deductions collected during the applicable purchase period. In the absence of such an election, such funds shall be held for the purchase of shares at the end of such purchase period. In no event, however, shall any further payroll deductions be collected on the Participant's behalf during such leave. Upon the Participant's return to active service, his or her payroll deductions under the Plan shall automatically resume at the rate in effect at the time the leave began, unless the participant elects otherwise in accordance with Article VIII.F.i above.

         G. Corporate Transaction. Outstanding purchase rights shall automatically be exercised, immediately prior to the effective date of any Corporate Transaction, by applying the payroll deductions of each Participant for the purchase period in which such Corporate Transaction occurs to the purchase of shares of Common Stock at a purchase price per share equal to eighty-five percent (85%) (or such greater percentage as the Committee may have established for the purchase period in which such Corporate Transaction occurs) of the lower of (i) the Fair Market Value per share of Common Stock on the start date of the purchase period in which such Corporate Transaction occurs or (ii) the Fair Market Value per share of Common Stock immediately prior to the effective date of such Corporate Transaction. However, the applicable limitation on the number of shares of Common Stock purchasable per Participant shall continue to apply to any such purchase. The Corporation shall use its best efforts to provide at least ten (10) days prior written notice of the occurrence of any Corporate Transaction, and Participants shall, following the receipt of such notice, have the right to terminate their outstanding purchase rights prior to the effective date of the Corporate Transaction in accordance with Article VIII.F.i above.

         H. Proration of Purchase Rights. Should the total number of shares of Common Stock which are to be purchased pursuant to outstanding purchase rights on any Purchase Date exceed the number of shares then available for issuance under the Plan, the Committee shall make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each Participant, to the extent in excess of the aggregate purchase price payable for the Common Stock pro-rated to such individual, shall be refunded.

         I. Assignability. Purchase rights shall be exercisable only by the Participant and shall not be assignable or transferable by the Participant.

         J. Stockholder Rights. A Participant shall have no stockholder rights with respect to the shares subject to his or her outstanding purchase rights until the shares are purchased on the Participant's behalf in accordance with the provisions of the Plan and the Participant has become a holder of record of the purchased shares.

IX.      ACCRUAL LIMITATIONS

         A. Twenty-Five Thousand Dollar Limit. No Participant shall be entitled to accrue rights to acquire Common Stock pursuant to any purchase right outstanding under this Plan if


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and to the extent such accrual, when aggregated with (i) rights to purchase
Common Stock accrued under any other purchase right granted under this Plan and
(ii) similar rights accrued under other employee stock purchase plans (within the meaning of Code Section 423) of the Corporation or any Corporate Affiliate, would otherwise permit such Participant to purchase more than Twenty-Five Thousand Dollars ($25,000) worth of stock of the Corporation or any Corporate Affiliate (determined on the basis of the Fair Market Value per share on the date or dates such rights are granted) for each calendar year such rights are at any time outstanding.

         B. Application of the Limit. For purposes of applying such accrual limitations, (i) the right to acquire Common Stock under each outstanding purchase right shall accrue on the Purchase Date in effect for the purchase period for which such right is granted and, (ii) the right to acquire Common Stock under any outstanding purchase right shall accrue in accordance with the rate preserved in the Plan, but in the event may such rate exceed Twenty-Five Thousand Dollars ($25,000) worth of Common Stock (determined on the basis of the Fair Market Value per share on the date or dates of grant) for any one calendar year.

         C. Refund of Excess. If by reason of such accrual limitations, the purchase rights of a Participant does not accrue for a particular purchase period, then the payroll deductions which the Participant made during that purchase period with respect to such purchase rights shall be refunded within thirty (30) days.

         D. Limit Controls. In the event there is any conflict between the provisions of this Article IX and one or more provisions of the plan or any instrument issued thereunder, the provisions of this Article IX shall be controlling.

X.       EFFECTIVE DATE AND TERM OF THE PLAN

         A. The Effective Date. The Plan was adopted by the Board on November 3, 1999 and becomes effective on the Effective Date.

         B. Termination of the Plan. Unless sooner terminated by the Board, the Plan shall terminate upon the earliest of (i) February 25, 2010, (ii) the date on which all shares available for issuance under the Plan shall have been sold pursuant to purchase rights exercised under the Plan or (iii) the date on which all purchase rights are exercised in connection with a Corporate Transaction. No further purchase rights shall be granted or exercised, and no further payroll deductions shall be collected, under the Plan following its termination.

XI.      AMENDMENT OF THE PLAN

         The Board may alter, amend, suspend or discontinue the Plan at any time, with such change to become effective immediately following the close of any purchase period. However, the Board may not, without the approval of the Corporation's stockholders, (i) materially increase the number of shares of Common Stock issuable under the Plan or the maximum number of shares purchasable per Participant on any one Purchase Date, except for permissible adjustments in the event of certain changes in the Corporation's capitalization, (ii) alter the



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purchase price formula so as to reduce the purchase price payable for the shares of Common Stock purchasable under the Plan, or (iii) materially increase the benefits accruing to Participants under the Plan or materially modify the requirements for eligibility to participate in the Plan.

XII.     GENERAL PROVISIONS

         A. All costs and expenses incurred in the administration of the Plan shall be paid by the Corporation.

         B. Nothing in the Plan shall confer upon any Participant the right to continue in the employ of the Corporation or any Corporate Affiliate for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Corporate Affiliate employing such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person's employment at any time for any reason, with or without cause.

         C. The provisions of the Plan shall be governed by the laws of the State of Delaware without resort to that State's conflict-of-laws rules.













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                                   SCHEDULE A

                          Corporations Participating in
                          Employee Stock Purchase Plan

                             As February 25, 2000

                              Intersil Corporation
                          Intersil Holding Corporation
                       Choice-Intersil Microsystems, Inc.